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                                                                   EXHIBIT 23.3a

            Consent of Independent Registered Public Accounting Firm

We have issued our reports dated January 25, 2002, accompanying the consolidated statements of earnings, stockholders equity and comprehensive income, and cash flows statements and schedules of Specialty Trust, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON
GRANT THORNTON

Reno, Nevada
August 4, 2004